Exhibit 5.1

Lehman & Eilen LLP

20283 State Road 7, Suite 300

Boca Raton, FL 33498

Tel. (561) 237-0804

April 27, 2007

The Board of Directors

International Power Group, Ltd.

950 Celebration Blvd., Suite A

Celebration, Florida 34747

Re:

Registration Statement on Form S-1

Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by International Power Group, Ltd., a Delaware corporation (the "Company"), that is intended to register under the Securities Act of 1933, as amended (the "Securities Act"), 29,765,214 shares of the Company's common stock, par value $.00001, which are issued and outstanding (the “Outstanding Shares”) and 5,975,000 shares issuable upon the exercise of warrants (the “Warrant Shares”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based on the foregoing, we are of the opinion that under Delaware General Corporation Law, which includes the statutory provisions and all applicable provisions of the Delaware constitution, including reported judicial decisions interpreting these laws, the Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable, and that upon the proper exercise of the warrants, as described in the Registration Statement, the Warrant Shares will be duly authorized and will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference of our firm name in the section entitled “Legal Matters” in the prospectus constituting a part thereof.

Very truly yours,

/s/ Lehman & Eilen LLP

Lehman & Eilen, LLP.